EXHIBIT 99.1

Lee-Var, Inc. dba Palmer of Texas

FINANCIAL STATEMENTS

AND

REPORT OF INDEPENDENT AUDITORS

FOR THE YEARS ENDED SEPTEMBER 30, 2011 AND 2010

Lee-Var, Inc. dba Palmer of Texas

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholders
of Lee-Var, Inc. dba Palmer of Texas:

We have audited the accompanying balance sheets of Lee-Var, Inc. dba Palmer of Texas (the Company) as of September 30, 2011 and 2010, and the related statements of income, shareholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 2011 and 2010 financial statements referred to above present fairly, in all material respects, the financial position of Lee-Var, Inc. dba Palmer of Texas as of September 30, 2011 and 2010, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas
November 5, 2012

Lee-Var, Inc. dba Palmer of Texas
Balance Sheets
September 30, 2011 and 2010

	2011	2010
ASSETS

Current assets
Cash and cash equivalents	$817,573	$701,843
Accounts receivable, net of allowance for doubtful accounts
of $138,130 in 2011 and $131,000 in 2010	4,794,864	2,997,317
Inventory	4,846,856	2,508,580
Current deferred tax asset	330,233	179,734
Prepaid expenses	86,120	57,481
Total current assets	10,875,646	6,444,955

Property, plant and equipment, net	3,866,315	3,157,755

Total assets	$14,741,961	$9,602,710

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$1,711,963	$1,407,229
Current portion of long-term debt	457,276	387,905
Accrued liabilities	1,363,428	663,067
Federal income tax payable	764,125	288,360
Accrued sales and use tax payable	955,961	471,749
Customer deposits	507,967	451,553
Other liabilities	93,167	51,229
Total current liabilities	5,853,887	3,721,092

Long-term liabilities

Long-term deferred tax liability	805,816	314,332
Long-term debt, less current portion	2,218,307	2,182,458

Total liabilities	8,878,010	6,217,882

Shareholders' equity
Preferred Stock, Series A, $1 par value:
500,000 shares authorized; 0 shares issued and outstanding
in 2011 and 2010	-	-
Preferred Stock, Series B, $1 par value:
500,000 shares authorized; 0 shares issued and outstanding
in 2011 and 2010	-	-
Common stock, $1 par value: 500,000 shares authorized;
150,000 shares issued and outstanding
in 2011 and 2010	150,000	150,000
Capital surplus	84,500	84,500
Retained earnings	5,629,451	3,150,328
Total shareholders' equity	5,863,951	3,384,828

Total liabilities and shareholders' equity	$14,741,961	$9,602,710

The accompanying notes are an integral part of these financial statements.

Lee-Var, Inc. dba Palmer of Texas
Statements of Income
Years Ended September 30, 2011 and 2010

	2011	2010

Net sales	$28,679,666	$16,695,925

Cost of sales	21,595,594	12,732,290

Gross profit	7,084,072	3,963,635

Selling, general and administrative expense	3,147,014	1,848,382

Operating income	3,937,058	2,115,253

Other income (expense)
Other income (expense)	67,591	(69,258)
Interest income	859	408
Interest expense	(146,439)	(166,896)
Total other expense	(77,989)	(235,746)

Income before income taxes	3,859,069	1,879,507

Provision for income taxes	1,379,946	711,697

Net income	$2,479,123	$1,167,810

Lee-Var, Inc. dba Palmer of Texas
Statements of Cash Flows
Years Ended September 30, 2011 and 2010

	2011	2010

Cash flows from operating activities
Net income	$2,479,123	$1,167,810
Adjustments to reconcile net income
to cash provided by operating activities:
Depreciation	612,051	480,099
Provision for bad debts	147,000	59,000
Gain on sale of property, plant and equipment	(33,119)	(8,240)
Deferred income taxes	340,985	102,488
Net change in:
Accounts receivable	(1,944,547)	(1,932,247)
Inventory	(2,338,276)	(1,497,042)
Prepaid expenses	(28,639)	82,858
Accounts payable	304,734	867,992
Accrued liabilities	700,361	200,377
Federal income taxes payable	475,765	409,498
Customer deposits	56,414	451,553
Other liabilities	41,938	7,896
Accrued sales and use tax payable	484,212	284,647
Cash provided by operating activities	1,298,002	676,689

Cash florws from investing activities
Purchases of property, plant and equipment	(1,391,223)	(1,081,134)
Proceeds from sale of equipment	103,731	28,550
Cash used in investing activities	(1,287,492)	(1,052,584)

Cash flows from financing activities
Proceeds from long-term debt	1,818,924	2,781,056
Payments to reduce long-term debt	(1,713,704)	(2,477,898)
Cash provided by financing activities	105,220	303,158

Net change in cash and cash equivalents	115,730	(72,737)

Cash and cash equivalents at beginning of year	701,843	774,580

Cash and cash equivalents at end of year	$817,573	$701,843
The accompanying notes are an integral part of these financial statements.

Lee-Var, Inc. dba Palmer of Texas
Statements of Shareholders' Equity
Years Ended September 30, 2011 and 2010

	Preferred	Preferred				Total
	Stock	Stock	Common	Capital	Retained	Shareholders'
	Series A	Series B	Stock	Surplus	Earnings	Equity

Balance at September 30, 2009	$-	$-	$150,000	$84,500	$1,982,518	$2,217,018

Net income for 2010	-	-	-	-	1,167,810	1,167,810

Balance at September 30, 2010	-	-	150,000	84,500	3,150,328	3,384,828

Net income for 2011	-	-	-	-	2,479,123	2,479,123

Balance at September 30, 2011	$-	$-	$150,000	$84,500	$5,629,451	$5,863,951
The accompanying notes are an integral part of these financial statements.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 1:                                Summary of Significant Accounting Policies

Nature of Operations

Lee-Var, Inc., doing business as Palmer of Texas (the Company), founded in 1989 from the purchase of the assets of a predecessor company, Andrews Fiberglass, is a manufacturer of fiberglass and steel tanks for the oil and gas, waste water treatment and municipal water industries.  The Company is based in Andrews, Texas.  Additionally, in 2011, the company opened a second, smaller production facility in Orange, Texas to produce specialized fiberglass tanks to meet a specific customer’s needs.

Basis of Accounting

The accounting and reporting policies of the Company conform with U.S. generally accepted accounting principles.  Accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position, results of operations and cash flows are summarized below.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for bad debts and inventory reserves.  Actual results could differ from those estimates.

Significant Group Concentrations of Credit Risk

The Company's activities are with customers located primarily in Texas and New Mexico.  All transactions are denominated in United States dollars.  The Company’s operations are primarily dependent on the level of activity in the petroleum industry in the West Texas region.  As such, local economic cycles may have an impact on the collectability of customer accounts. The Company considers this contingency when evaluating the allowance for doubtful accounts.

The Company places its cash and cash equivalents with high quality financial institutions, which at times may exceed federally insured limits. The Company has not experienced any losses on such accounts.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 1:                                Summary of Significant Accounting Policies – continued

Significant Group Concentrations of Credit Risk – continued

During the year ended September 30, 2011, four customers accounted for approximately 51.0% of the Company’s sales.  During the year ended September 30, 2010 the same four customers accounted for approximately 29.9% of the Company’s sales.  As of September 30, 2011 and 2010, the same four customers accounted for approximately 50.6% and 27.0% of the Company’s accounts receivable, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  The Company maintains cash balances at financial institutions with strong credit ratings.

Accounts Receivable and Related Allowances

Accounts receivable from the sale of products are recorded at net realizable value and the Company generally grants credit to customers on an unsecured basis.  Substantially all of the Company’s accounts receivables are due from companies located throughout the United States.  The Company provides an allowance for doubtful collections and for disputed claims and quality issues.  The allowance is based upon a review of outstanding receivables, historical collection information and existing economic conditions.  The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require a pledge of collateral. Receivables are usually due within 30 to 45 days. Delinquent receivables are written off based on individual credit evaluations and specific circumstances of the customer.

Activity in the allowance for doubtful accounts was as follows:

	September 30,

	2011	2010

Balance at beginning of year	$131,000	$73,000
Provision for bad debts	147,000	59,000
Net charge-offs and recoveries	(139,870)	(1,000)

Balance at end of year	$138,130	$131,000

Inventory is stated at the lower of cost or market value less allowance for inventory obsolescence, using the first-in, first-out (FIFO) method.  The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between cost of inventory and the estimated market value based upon assumptions about future demand and current market conditions.  For the years ended September 30, 2011 and 2010, inventory adjustments for obsolescence and market reserves were insignificant.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 1:                                Summary of Significant Accounting Policies – continued

Property, Plant and Equipment

Property, plant and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives.  Land improvements and buildings are depreciated over a range of 15 to 40 years, and machinery, fixtures and equipment are depreciated over a range of three to seven years.

Revenue Recognition

Revenues are recognized when the following conditions are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price is fixed or determinable, and collectability is reasonably assured.  Generally, these criteria are met at the time product is delivered to their destination or services are complete. Provisions are made upon sale for estimated product returns. Revenue recognition criteria are the same for all product lines.

Cost of Sales

Cost of sales includes the cost of inventory sold during the period, including costs for manufacturing, inbound freight, receiving, inspection, warehousing, and internal transfers less vendor rebates.  Costs associated with shipping and handling products are included in cost of sales.  Purchasing costs are included in cost of sales.

Advertising

Advertising costs are expensed as incurred.  Advertising expenses for the years ended September 30, 2011 and 2010 amounted to $42,002 and $25,569, respectively. Advertising costs are included in selling, general and administrative expense.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, accounts receivable, and accounts payable approximated fair value as of September 30, 2011 and 2010.

Preferred stock

The Company has authorized 500,000 shares each of Preferred Series A stock and Preferred Series B stock, both with a par value of $1.00, each preferred share is convertible into .1656 common shares, are not entitled to voting rights and there are none outstanding.

Common Stock

The Company has authorized 500,000 shares of common stock with a par value of $1.00 for which there are 150,000 shares outstanding as of September 30, 2011 and 2010.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 1:                                Summary of Significant Accounting Policies – continued

Income Taxes

On January 1, 2009, the Company adopted the recent accounting guidance related to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions.

The Company’s income tax expense consists of the following components:  current and deferred.  Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.  The Company determines deferred income taxes using the liability (or balance sheet) method.  Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rate and laws are recognized in the period in which they occur.

Deferred income tax expense results from changes in deferred tax assets and liabilities between periods.  Deferred tax assets are recognized if it is more-likely-than-not, based on the technical merits, that the tax position will be realized or sustained upon examination.  The term more likely than not means a likelihood of more than 50 percent; the terms examined and upon examination also include resolution of the related appeals or litigation processes, if any.

A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50 percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances, and information available at the reporting date and is subject to management’s judgment.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not some portion or all of a deferred tax asset will not be realized.

The Company recognizes interest accrued on and penalties related to unrecognized tax benefits in tax expense.

During the year ended September 30, 2011 the Company recognized no interest and penalties.  The Company has no unrecognized tax benefits at September 30, 2011 and 2010.

The Company files income tax returns in the U.S. federal jurisdiction. With few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2007.

In May of 2006, the State of Texas implemented a new tax on taxable margin, effective for years ended after December 31, 2006.  For the Company, taxable margin is revenue less cost of goods sold.  The margin tax was insignificant for the years ended September 30, 2011 and 2010.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 1:                                Summary of Significant Accounting Policies – continued

Sales and Use Taxes

Sales and use taxes collected for various states are regarded as a liability to the respective state and do not affect income or expense and are included in selling, general and administrative expense.  The liability as of September 30, 2011 and 2010 was $955,961 and $471,749, respectively.

NOTE 2:                                Inventory

Inventory consisted of the following:
	September 30,

	2011	2010

Raw materials	$1,125,629	$662,864
Work-in-process	849,539	700,005
Finished goods	2,871,688	1,145,711

Total	$4,846,856	$2,508,580

NOTE 3:                                Accrued Liabilities

Accrued liabilities consist of the following:

	September 30,

	2011	2010

Interest	$3,618	$3,173
Payroll	109,915	218,252
Bonuses	1,190,200	414,000
Other taxes	59,695	27,642

Total	$1,363,428	$663,067

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 4:                                Property, Plant and Equipment

Property, plant and equipment consist of the following:

	September 30,

	2011	2010

Land	$31,116	$31,116
Buildings	2,111,599	2,089,182
Machinery, fixtures and equiment	4,849,903	3,817,018
	6,992,618	5,937,316

Less accumulated depreciation	(3,126,303)	(2,779,561)

	$3,866,315	$3,157,755

Depreciation expense for years ended September 30, 2011 and 2010 was $612,051 and $480,099 respectively.  All depreciation expense is included in cost of sales for the years ended September 30, 2011 and 2010.

NOTE 5:                                Related Party Transactions

During 2010, the Company entered into business transactions with Vessel Components which distributes a variety of products utilized by the tank and vessel industry.  Vessel Components is owned by a relative of a shareholder of the Company.  Purchases from Vessel Components for the years ended September 30, 2011 and 2010 totaled approximately $77,000 and $18,000, respectively.

Palmer Manufacturing and Tank Company (Palmer Mfg.) is a manufacturer of fiberglass and steel tanks and is located in Garden City, Kansas.  Palmer Mfg. is owned by a relative of a shareholder of the Company.  The Company primarily sells tanks to and purchases tanks from Palmer Mfg.  Tank sales to Palmer Mfg. totaled approximately $184,000 for the year ended September 30, 2011 and approximately $11,000 for the year ended September 30, 2010.  Purchases from Palmer Mfg. totaled approximately $356,000 for the year ended September 30, 2011 and approximately $448,000 for the year ended September 30, 2010.  As of September 30, 2011 and 2010, the Company owed Palmer Mfg. $22,740 and $191,982, respectively, for purchases made during the respective years.

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 6:                                Commitments and Contingent Liabilities

Litigation and Claims

Various legal claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s financial statements.

Product Performance

Estimated warranty costs and additional service actions are accrued for at the time the product is sold to the customer.  Included in the warranty cost accruals are costs for basic warranty coverage on products sold.  Estimates for warranty costs are made based primarily on historical warranty claim experience.  The required product warranty reserve amount was insignificant as of September 30, 2011 and 2010.

Other Off-Balance-Sheet Arrangements

The Company has no other off-balance-sheet arrangements not disclosed in the financial statements or transactions with unconsolidated special purpose entities that would expose the Company to liability that is not reflected on the face of the financial statements.

State taxes

The Company has determined it may be liable for state income tax and state sales and use tax in jurisdictions outside of the State of Texas.  The financial statements include an estimated liability for state income taxes as of September 30, 2011 and 2010 of $44,620 and $20,546, respectively, included in the caption “Accrued liabilities”.

In addition, the financial statements include an estimated liability for state sales and use tax as of September 30, 2011 and 2010 of $840,273 and $397,630, respectively, included in the caption “Sales and use tax payable”.

Commitments Under Operating Leases

During 2011, the Company entered into various operating leases for certain machinery and equipment.  Rental expense for the years ended September 30, 2011 was $82,754.  No lease expense was incurred for the year ended September 30, 2010.  Future minimum rent commitments under noncancelable lease agreements are:

2012	$107,940
2013	107,940
2014	107,940
2015	25,186
Thereafter	-
$349,006

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 7:                                Long-term Debt

Long-term notes payable at September 30, 2011 and 2010, consists of the following:

	September 30,
	2011	2010
Note payable - bearing interest at 5.00%:
monthly principal and interest payments of $15,389
due on demand or September 17, 2015; secured by inventory,
accounts receivable and property, plant and equipment	$620,065	$776,324

Note payable - bearing interest at 5.00%:
monthly principal and interest payments of $12,794
due on demand or September 23, 2015; secured by real estate	1,478,978	1,581,188

Note payable - bearing interest at 5.00%:
monthly principal and interest payments of $4,900
due on demand or November 22, 2015; secured by equipment	219,238	-

Note payable - bearing interest at 5.00%:
monthly principal and interest payments of $3,882
due on demand or February 7, 2016; secured by equipment	183,162	-

Note payable - bearing interest at 6.79%:
monthly principal and interest payments of $1,039
through April 23, 2013; secured by a vehicle	10,946	27,579

Note payable - bearing interest at 6.59%:
monthly principal and interest payments of $892
through November 11, 2013; secured by a vehicle	19,547	29,000

Note payable - bearing interest at 4.59%:
monthly principal and interest payments of $563
through November 14, 2013; secured by a vehicle	13,355	18,863

Note payable - bearing interest at 4.54%:
monthly principal and interest payments of $1,242
through August 19, 2014; secured by a vehicle	39,553	-

Note payable - bearing interest at 4.59%:
monthly principal and interest payments of $1,380
through December 25, 2012; secured by a vehicle	18,748	34,052

Note payable - bearing interest at 6.99%:
monthly principal and interest payments of $875
through February 26, 2013; secured by a vehicle	11,498	22,260

Note payable - bearing interest at .90%:
monthly principal and interest payments of $1,914
through June 9, 2014; secured by a vehicle	60,493	-

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 7:                                Long-term Debt – continued

	September 30,
	2011	2010

Note payable - bearing interest at 0.0%:
monthly principal and interest payments of $864
through September 11, 2011; secured by a vehicle	$-	$864

Note payable - bearing interest at 0.0%:
monthly principal and interest payments of $1,298
through September 24, 2011; secured by a vehicle	-	7,786

Note payable - bearing interest at 2.90%:
monthly principal and interest payments of $1,073
through September 22, 2011; secured by a vehicle	-	23,978

Note payable - bearing interest at 5.30%:
monthly principal and interest payments of $3,183
through September 13, 2011; secured by equipment	-	33,617

Note payable - bearing interest at 7.50%:
monthly principal and interest payments of $1,903
through September 13, 2011; secured by equipment	-	5,637

Note payable - bearing interest at 7.50%:
monthly principal and interest payments of $3,110
through September 13, 2011; secured by equipment	-	9,215

Line of credit - bearing interest at 3.25%:
$1.0 mm borrowing base, expires July 17, 2015	-	-

	2,675,583	2,570,363

Less: current maturities	(457,276)	(387,905)

Long-term debt	$2,218,307	$2,182,458

At September 30, 2011, the schedule of maturities of notes payable is as follows:

2012		$457,276
2013		361,907
2014		387,614
2015		1,350,450
2016		118,336
Thereafter		-
		$2,675,583

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 8:                                Employee Benefit Plan

The Company has a 401(k) plan whereby employees with one year of service are offered a 50% matching contribution up to 6% (3% match) of the employee’s salary.  Contributions to the plan during the years ended September 30, 2011 and 2010 amounted to $48,009 and $42,730, respectively.

NOTE 9:                                Income Taxes

The provision for federal income taxes consists of current and deferred taxes and differs from amounts that would be calculated by applying federal statutory rates to income before taxes due to the effect of the domestic production activity deduction and nondeductible items such as entertainment limitations, as well as the effect of the provision for state income taxes.

The provision for income taxes consists of the following:

	September 30,
	2011		2010
Current	$955,190		$575,173
Deferred	340,985		102,488
State	83,771		34,036

Total provision	$1,379,946		$711,697

The following is a reconciliation of the effective income tax rate with the federal statutory income tax rate for the years ended:

	September 30,
	2011		2010
Income tax expense at federal statutory rate	$1,312,083	34%	$639,236	34%
Impact of state taxes	83,771	2%	34,036	2%
Permanent differences including domestic production activity deduction and nondeductible items	(15,908)	0%	38,425	2%

	$1,379,946	36%	$711,697	38%

LEE-VAR, Inc., dba PALMER OF TEXAS
Notes to Financial Statements
September 30, 2011

NOTE 9:                                Income Taxes – continued

Deferred income tax assets and liabilities have been recognized for following temporary differences in tax and financial accounting for:

	September 30,
	2011	2010
Current deferred tax assets:
Allowance for doubtful accounts	$44,540	$44,540
Accrued liabilities	285,693	135,194
Total current deferred tax assets	330,233	179,734

Noncurrent deferred tax liabilities:
Depreciable assets	(805,816)	(314,332)
Total noncurrent deferred tax liabilities	(805,816)	(314,332)

Net deferred tax liabilities	$(475,583)	$(134,598)

NOTE 10: Supplementary Cash Flow Information

The following is a summary of supplemental cash flow information:

	For the year ended
	September 30,

	2011	2010

Interest paid	$145,994	$168,708
Income taxes paid	904,181	302,199

NOTE 11:      Subsequent Events

Synalloy Corporation (Synalloy) entered into a letter of intent (LOI) dated April 27, 2012 with the Company to acquire 100% of the outstanding stock of the Company for $25,575,000 in cash and subject to working capital and fixed assets adjustments at closing.  The adjustments at closing increased the purchase price at closing to $28,054,467.  The closing price is based on further adjustments after closing based on working capital, maintenance capital expenditure over the 18-month period following closing, and the actual cost of a production expansion capital project underway at the time of closing.  On August 21, 2012, Synalloy completed the announced purchase of all of the outstanding shares of capital stock of the Company.

The Company has evaluated all subsequent events through November 5, 2012, the date the financial statements were available to be issued.